Securities distributed by VP Distributors, LLC One Financial Plaza, Hartford, CT 06103 | 800.248.7971 | Virtus.com October 14, 2023 Andra C. Purkalitis Dear Andra: We are pleased to extend an offer of employment for the position1 of Executive Vice-President, Chief Legal Officer, General Counsel and Corporate Secretary with Virtus Investment Partners. Your hire date is anticipated to be November 15, 2023. The structure of your offer is as follows: Base Salary Your annualized base salary will be $375,000, paid on a semi-monthly basis in the amount of $15,625.00 per period. Annual Incentive You will be eligible to participate in the Executive Officer annual incentive plan with a target annual award of $1,025,000. For 2023, your award amount will be guaranteed at the target level. The 2023 Annual Incentive awards are anticipated to be paid on or about March 15, 2024. For the 2024 annual incentive plan year, which begins January 1, 2024, your award will be guaranteed to be no less than target level. Actual awards are based on both company and individual performance against pre-established goals and objectives, some quantitative and others qualitative in nature. You must be actively employed and in good standing at the time of payout in order to receive an annual incentive payment. Long Term Incentive You will also be eligible to participate in the Long-Term Incentive Plan (LTIP) with a target award of $500,000 beginning with the 2024 plan year. Half of the award will be granted in Performance Share Units (PSUs) with three- year cliff vesting. The other half of the award will be granted in Restricted Stock Units (RSUs) that ratably vest over three years. Your first LTIP award will be granted on or about March 15, 2024. The grant will be subject to the terms and conditions of the plan document and your grant agreement. You must be actively employed and in good standing at the time of payout in order to receive any incentive payment. Sign-On Cash Award You will receive two cash sign-on bonuses totaling $250,000, the first one due and payable on the pay period following [sixty (60) days of employment and the second one on the pay period following your one-year anniversary. You will be required to repay these amounts if you voluntarily terminate employment or are involuntarily terminated for cause, as defined in the Executive Severance Plan, within twelve months of employment. 1 This is a full-time, salary exempt position, which means you will not be eligible for overtime pay for hours worked in excess of 40. Exhibit 10.1 One Financial Plaza, Hartford, CT 06103 | 800.248.7971 | Virtus.com Sign-On Equity Award An award with an approximate value of $150,000 with a three-year cliff vesting period will be granted as soon as practicable after your start date, but no later than March 15, 2024. The terms of the plan and grant documents will control. Benefit Plans You will be eligible to participate in our benefit plans including: vacation, paid holiday, medical, dental, vision, disability, group term life insurance, Employee Stock Purchase Plan and the Savings and Investment Plan, a 401(k) retirement plan, among other programs. The Company retains the right to change benefit plans at any time. Upon your hire we will arrange for your orientation which will include a complete review of benefit programs. Beginning in 2024, you will be eligible to earn up to 22 days of vacation annually, accrued at 7.33 hours per pay period . Relocation In order to facilitate your relocation, you will receive reimbursement for closing costs associated with the sale of your current home and related moving of household goods up to a maximum of $150,000. All relocation expenses will need to be submitted with appropriate documentation through our relocation partner who will assist in all aspects of your relocation, as needed. You will receive a monthly housing stipend of $2,500 to assist in the cost of your temporary living arrangements beginning December 1, 202 until you relocate to the Hartford area or the end of 2024 whichever occurs sooner. At Will Employment and Severance Your employment with the Company will be “at-will.” We will recommend to the Board of Directors that you be included as a participant in the Executive Severance Plan that is in place for Executive Officers of the company. A copy of the plan will be provided under separate cover. This Offer Letter includes the attached Addendum, which states additional terms and conditions that are deemed a material part of this offer of employment. Our offer of employment is made in good faith; however, it is contingent upon the successful fulfillment of our employment screening process, which includes a background investigation. If you accept this offer of employment, please initial all pages and sign the Addendum and Acceptance of Employment Offer below and return it via DocuSign to mardelle.pena@virtus.com no later than October 20, 2023. Andra, we look forward to you joining our team. Please contact me at (860) 263-4830 if you have any questions. Sincerely, Mardelle W. Peña Executive Vice President, Human Resources Securities distributed by VP Distributors, LLC Securities distributed by VP Distributors, LLC One Financial Plaza, Hartford, CT 06103 | 800.248.7971 | Virtus.com OFFER LETTER ADDENDUM AND ACCEPTANCE OF EMPLOYMENT OFFER I hereby accept employment with Virtus Investment Partners (“the Company”) based on the conditions described in this offer letter. I also understand that the representations in this letter and in my meetings with the Company should not be construed in any manner as a proposed contract for any fixed term. I hereby confirm that I am entirely free to accept employment by the Company, on the terms set forth herein, without any legal or contractual restrictions or limitations on my ability to accept employment, express or implied, from or with respect to any prior employers including limitations such as restrictive or non-competition covenants, non- solicitation restrictions, so-called “garden leaves” or “paid notice periods.” I understand that failure to disclose any contractual or legal restrictions or limitations that could impair or affect my ability to commence employment on my scheduled start date or to fully discharge my undertakings to the Company thereafter would constitute grounds for disciplinary action by the Company up to and including termination. I further understand that I am employed as an at-will employee, meaning the Company or I may terminate my employment at any time with or without cause. I also understand that a condition of employment includes the acknowledgement and signing of the Company’s Code of Conduct, Conflict of Interest, and Confidentiality agreements and any other forms and processes as required by the Company’s Compliance Department. I understand that I may not use or disclose confidential information of my prior employer or any other person in connection with my employment with the Company. I certify that I have used due diligence to locate any and all commitments made by me to my prior employer with respect to the protection of its trade secrets and confidential information, and I have reviewed all such commitments. I further certify that I do not possess any materials containing my prior employer’s trade secrets and/or confidential information, and I have not and will not disclose or use any such trade secrets and/or confidential information about which I have personal knowledge. I understand that any questions I may have regarding the details of this offer should be addressed with my manager and/or Human Resources. I understand that according to federal law, all individuals who are hired must, as a condition of employment, produce certain documentation to verify their identity and work authorization. As a consequence, I understand that any offer of employment will be contingent on my ability to produce the required documentation within the time period stated by law. ____________________________________________ NAME ____________________________________________ Date